Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No.1 to the Registration Statement No. 333-249939 on Form F-10 of our reports dated May 21, 2020 relating to the financial statements of Silvercorp Metals Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended March 31, 2020.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
November 30, 2020